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                              BK ASSOCIATES, INC.
                             1295 Northern Boulevard
                            Manhasset, New York 11030
                       (516) 366-6272 - Fax (516) 365-6287

                                                  October 6,1997

Continental Airlines
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the base value (BV) as of October 1997 on each of five B737-524, six B737-724, 10 B737-824 and three B777-200 aircraft (Aircraft), which are expected to be delivered to Continental Airlines between April 1998 and November 1998. The B777 aircraft are each powered by two General Electric GE90 series engines, the B737-724 by CFM International CFM56-7B24, the B737-524 by CFM56-3B1, and the B737-824 by CFM56-7B26 engines.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of fair market value, to which BK Associates subscribes, the quoted fair market value is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.
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                                                             BK ASSOCIATES, INC.


Continental Airlines, Inc.
October 6, 1997
Page 2

BASE VALUE

Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

Fair market valuations are determined based upon one of three methods: comparable recent sales, replacement cost or rate of return to investor. In this appraisal, BK used the comparable sales method, which is the most common method, in determining the base values of the Aircraft. This method uses industry data to ascertain the prices realized in recent sales of comparable models. The fair market value of the base Aircraft is based on BK's familiarity with the aircraft type, its earnings potential in commercial service, its knowledge of its capabilities and the uses to which it will be put worldwide, its knowledge of the marketing of used aircraft, and the factors affecting the fair market value of such aircraft, and on its knowledge of the asking, offered and transaction prices for similar competitive, and alternative equipment, as well as transactions and negotiations involving basically identical aircraft. These realizations, however, which reflect the market supply and demand at the time of sale, are subject to minor adjustments for other conditions existing at the time of the appraisal. In this respect, we consider the market for the Aircraft to be in reasonable balance at this time, and thus, the fair market value is equal to the base value. In addition, values were adjusted for engine type and maximum gross takeoff weights (MGTOW). In arriving at the base value, BK considered the impact of many factors affecting the market for used aircraft, including: the suitability and operating economies of the aircraft, regulatory factors, and recent sales experience.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the base market value of a used aircraft, the following assumptions apply to the base aircraft:

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                                                             BK ASSOCIATES, INC.

Continental Airlines, Inc.
October 6, 1997
Page 3

1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.    The aircraft is in current flight operations.

5.    The aircraft is sold for cash without seller financing.

6.    The Aircraft is in average or better condition.

7.    There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, and since they are all new and not yet in service, it is our opinion that the base value of each aircraft as of its scheduled delivery date is as follows:


                Expected
                 Date of     Registration          Base
   Model        Delivery        Number         Value (Each)
   -----        --------        ------         ------------
 B737-500         04/98           656           28,25O,000
 B737-500         05/98           657           28,250,000
 B737-500         06/98           658           28,250,000
 B737-500         07/98           659           28,250,000
 B737-500         08/98           660           28,250,000

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                                                             BK ASSOCIATES, INC.

 Continental Airlines, Inc.
 October 6, 1997
 Page 4

                 Expected
                 Date of     Registration          Base
 Model           Delivery        Number         Value (Each)
 -----           -------        ------         ------------
 B737-700         04/98           705           37,750,000
 B737-700         04/98           706           37,750,000
 B737-700         04/98           707           37,750,000
 B737-700         04/98           708           37,750,000
 B737-700         08/98           709           37,750,000
 B737-700         08/98           710           37,750,000

 B737-800         05/98           201           43,600,000
 B737-800         05/98           202           43,600,000
 B737-800         05/98           203           43,600,000
 B737-800         06/98           204           43,600,000
 B737-800         06/98           205           43,600,000
 B737-800         06/98           206           43,600,000
 B737-800         07/98           207           43,600,000
 B737-800         07/98           208           43,600,000
 B737-800         07/98           209           43,600,000
 B737-800         08/98           210           43,600,000

 B777-200         09/98           001           120,000,000
 B777-200         10/98           002           120,000,000
 B777-200         11/98           003           120,000,000


BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK
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                                                             BK ASSOCIATES, INC.

Continental Airlines, Inc.
October 6, 1997
Page 5

Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                             Sincerely yours,

                                             BK ASSOCIATES, INC.

                                             /s/ R. L. Britton
                                             R. L. Britton
                                             Vice President
                                             ISTAT Certified Appraiser


RLB/kf